       As filed with the Securities and Exchange Commission on January 22, 1998

                                                       Total Number of Pages -
                                                   Index to Exhibits at Page -

                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                   ____________

                                     FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               LJL BIOSYSTEMS, INC.
              (Exact name of registrant as specified in its charter)

                   Delaware                           77-0360183
   (State of incorporation or organization)         (IRS Employer
                                                  Identification No.)

        404 Tasman Drive, Sunnyvale, CA                 94089
   (Address of principal executive offices)           (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-43529 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
          -------------------                ------------------------------

                 None                                       None

        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.001 par value
                          ------------------------------
                                 (Title of Class)

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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-43529) (the "Form S-1 Registration Statement").

Item 2.   EXHIBITS

             The following exhibits are filed as a part of this Registration
             Statement:

             3.1 Amended and Restated Certificate of Incorporation of the Company, as currently in effect.(1)

             3.2 Form of Amended and Restated Certificate of Incorporation of the Company, to be filed and become effective prior to the effective date of the offering.(1)

             3.3 Form of Amended and Restated Certificate of Incorporation of the Company, to be filed and become effective upon completion of the offering.(1)

             3.4  Bylaws of the Company.(1)

             3.5 Form of Amended and Restated Bylaws of the Company, to be effective upon completion of the offering.(1)

             4.2  Specimen Stock Certificate.(2)

             4.3 Amended and Restated Investors' Rights Agreement dated June 17, 1997 between the Company and the individuals and entities listed in the signature pages thereto.(1)

(1) Filed as an exhibit to the Form S-1 Registration Statement, with exhibit number same as above, and incorporated herein by reference.

(2)  To be filed as an exhibit to the Form S-1 Registration Statement.


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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 22, 1998            LJL BIOSYSTEMS, INC.


                                       By: /s/ Lev J. Leytes
                                          --------------------------------------
                                                      Lev J. Leytes,
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                            CHAIRMAN OF THE BOARD OF DIRECTORS


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                              INDEX TO EXHIBITS

                                                                   Sequentially
Exhibit No.                     Description                       Numbered Page
-----------                     -----------                       -------------

   3.1   Amended and Restated Certificate of Incorporation of   Incorporated by
         the Company, as currently in effect.                   reference

   3.2   Form of Amended and Restated Certificate of            Incorporated by
         Incorporation of the Company, to be filed and become   reference
         effective prior to the effective date of the offering.

   3.3   Form of Amended and Restated Certificate of            Incorporated by
         Incorporation of the Company, to be filed and become   reference
         effective upon completion of the offering.

   3.4   Bylaws of the Company.                                 Incorporated by
                                                                reference

   3.5   Form of Amended and Restated Bylaws of the Company,    Incorporated by
         to be effective upon completion of the offering.       reference

   4.2   Specimen Stock Certificate.                            Incorporated by
                                                                reference


   4.3   Amended and Restated Investors' Rights Agreement       Incorporated by
         dated June 17, 1997 between the Company and the        reference
         individuals and entities listed in the signature pages thereto.


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